Exhibit 1.1

Blackstone Mortgage Trust, Inc.

10,000,000 Shares 1

Class A Common Stock

(par value $0.01 per share)

Underwriting Agreement

New York, New York

September 9, 2021

Morgan Stanley & Co. LLC

Barclays Capital Inc.

BofA Securities, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

As Representatives

of the several Underwriters

named in Schedule II hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Blackstone Mortgage Trust, Inc., a corporation organized under the laws of the State of Maryland (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the number of shares of class A common stock, par value $0.01 per share (the “Common Stock”), of the Company set forth in Schedule I hereto (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to the number of additional shares of Common Stock set forth in Schedule I hereto (the “Option Securities”; together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

[1]	Plus an option to purchase from the Company up to 1,500,000 additional Securities.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 22 hereof.

1. Representations and Warranties.

(i) The Company represents and warrants to each Underwriter and agrees with each Underwriter as set forth below in this Section 1(i).

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405, on Form S-3 (File No. 333-232852), including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a Final Prospectus relating to the Securities in accordance with Rule 424(b). As filed, such Final Prospectus shall contain all information required by the Act and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplements thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to the knowledge of the Company, no proceeding for that purpose has been instituted or threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Final Prospectus has been issued and, to the knowledge of the Company, no proceeding for that purpose has been instituted by the Commission or by the state securities authority of any jurisdiction.

(c) (i) The Disclosure Package and the price per share to the Underwriters, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Final Prospectus, when taken together as a whole and (ii) each electronic road show when taken together as a whole with the Disclosure Package and the price per share to the Underwriters, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Final Prospectus, as of the Execution Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Act and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, the Final Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(g) The copies of each Preliminary Prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Final Prospectus and any amendments or supplements to any of the foregoing, that have been delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Underwriting Agreement (the “Agreement”), references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

(h) All documents filed by the Company pursuant to Sections 12, 13, 14 or 15 of the Exchange Act and incorporated or deemed to be incorporated by reference into the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, (ii) has full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus, and to enter into and perform its obligations under this Agreement, and (iii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except in the case of clauses (ii) and (iii), where the failure to have such power and authority or to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(j) Each subsidiary of the Company (i) has been duly formed and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized, (ii) has full corporate, limited liability company or limited partnership, as applicable, power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus, and (iii) is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to have such power and authority or to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.

(k) All the outstanding shares of capital stock or other ownership interests of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in or contemplated in the Registration Statement, Disclosure Package and the Final Prospectus, all outstanding shares of capital stock or other ownership interests of the Company’s subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind (collectively, “Liens”). Except as set forth in the Registration Statement, Disclosure Package and the Final Prospectus, there are no outstanding options, warrants or other rights to purchase or agreements to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any subsidiary of the Company.

(l) The Company’s authorized equity capitalization is as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Final Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to the terms of this Agreement, will be fully paid and non-assessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange (“NYSE”); the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; except as set forth in the Registration Statement, Disclosure Package and the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding. No holder of the Securities will be subject to personal liability for obligations of the Company solely by reason of being such a holder. The Company does not have any outstanding debt or preferred equity securities that are rated by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act).

(m) There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required; and the statements included or incorporated by reference in the Disclosure Package and the Final Prospectus under the headings “Summary,” “Risk Factors,” “Description of Capital Stock” and “Material United States Federal Income Tax Considerations,” and the statements in the Registration Statement under Item 15, insofar, in all cases, as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are true and correct summaries of such legal matters, agreements, documents or proceedings in all material respects.

(n) This Agreement has been duly authorized, executed and delivered by the Company.

(o) Each of the Second Amended and Restated Management Agreement, dated as of October 23, 2014, as amended (the “Management Agreement”), between the Company and BXMT Advisors L.L.C., a Delaware limited liability company (the “Manager”), and the Amended and Restated Trademark License Agreement, dated as of December 21, 2017, between the Company and Blackstone TM L.L.C., an affiliate of Blackstone Inc., pursuant to which, among other things, Blackstone TM L.L.C. granted to the Company a non-exclusive, royalty free license to use the names “Blackstone” and “BXMT” (the “License Agreement” and, together with this Agreement and the Management Agreement, the “Transaction Agreements”), constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

(p) The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, Disclosure Package and the Final Prospectus, will not be, subject to registration and regulation as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(q) No consent, approval, authorization, filing with, registration, or order of any court or governmental agency or body is necessary or required for the performance by the Company of its obligations hereunder in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or may be required under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.

(r) The execution, delivery and performance of this Agreement by the Company (including the issuance and sale of the Securities), the performance of the Transaction Agreements by the Company, the consummation of the transactions contemplated herein and therein and in the Disclosure Package and the Final Prospectus and the compliance by the Company with its obligations hereunder and thereunder does not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach or violation of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or bylaws or similar organizational documents of the Company or the organizational or other governing documents of any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, except as would not reasonably be expected to have a Material Adverse Effect and would not reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except as would not reasonably be expected to have a Material Adverse Effect and would not reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(s) Except as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus and which have been waived, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement or under the Act.

(t) The consolidated historical financial statements and schedules, including the notes thereto, of the Company and its consolidated subsidiaries, filed with the Commission as part of or incorporated by reference in the Registration Statement, and included or incorporated by reference in the Disclosure Package and the Final Prospectus, present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form, in all material respects, with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Financial Data” incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus fairly present in all material respects, on the basis stated therein, the information included therein. All non-GAAP financial information incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act in all material respects. Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s consolidated financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. No other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Final Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(u) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened, against the Company or any subsidiary that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(v) The Company and its subsidiaries have good and marketable title to all real property owned by any of them and good and marketable title to all other properties owned by any of them, in each case, free and clear of all Liens except such as (a) are set forth in or contemplated in the Registration Statement, the Disclosure Package or the Final Prospectus or (b) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all real property, buildings and other improvements, and all equipment and other property held under lease or sublease by the Company or any of its subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, except such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all such leases and subleases are in full force and effect in all material respects; and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims which, if successfully asserted against the Company or any of its subsidiaries, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries have good and marketable title to the portfolio of commercial real estate loans described in the Registration Statement, the Disclosure Package and the Final Prospectus, except for those commercial real estate loans that have nominally been transferred to a lender/buyer counterparty pursuant to a master repurchase agreement, in respect of which the Company has a binding and enforceable right to repurchase such loans from such lender/buyer counterparty, subject to and in accordance with the terms of that repurchase agreement.

(w) The Company and its subsidiaries own, possess, license or have other rights to use all patents, patent applications, trademarks and service marks, trademark and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) reasonably necessary for the conduct of their respective businesses as now conducted or as proposed in the Registration Statement, the Disclosure Package and the Final Prospectus to be conducted, except where the failure to own, possess, license or have other rights to use such Intellectual Property would not reasonably be expected to have a Material Adverse Effect. Except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus, and as would not reasonably be expected to have a Material Adverse Effect, (i) to the Company’s knowledge, the conduct of its business and the businesses of its subsidiaries does not infringe the rights of any third parties, (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property, (iii) there is no pending, or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any reasonable basis for any such claim and (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any reasonable basis for any such claim.

(x) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter, bylaws or other organizational or governing documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except under subsections (ii) or (iii) for any violation or default which would not reasonably be expected to have a Material Adverse Effect.

(y) Deloitte and Touche LLP, who have certified the financial statements and supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, and delivered their reports with respect to such audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act.

(z) The Company and each of its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(aa) Neither the Company nor, to the knowledge of the Company, any employer of any officers, investment professionals or other key persons of the Company named in the Registration Statement, the Disclosure Package and the Final Prospectus (each, a “Company-Focused Professional”) has been notified that any such Company-Focused Professional plans to terminate his or her employment or association with his or her employer. Neither the Company nor, to the Company’s knowledge, any Company-Focused Professional is subject to any non-competition, non-disclosure, confidentiality, employment, consulting or similar agreement that would be violated by the business activities of the Company as described in the Registration Statement, the Disclosure Package and the Final Prospectus. The Company does not have any employees. No subsidiary of the Company has any employees.

(bb) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(cc) Neither the Company nor any of its subsidiaries is a party to or otherwise bound by any instrument or agreements that limits or prohibits (whether with or without the giving of notice or the passage of time or both), directly or indirectly, the Company from paying any dividends or making other distributions on its capital stock, and no subsidiary of the Company is a party to or otherwise bound by any instrument or agreements that limits or prohibits (whether with or without the giving of notice or the passage of time or both), directly or indirectly, any subsidiary of the Company from paying any dividends or making other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interest, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Company or any other subsidiary, in each case except (i) as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus and (ii) as would not reasonably be expected to have a Material Adverse Effect.

(dd) The Company and its subsidiaries possess such licenses, certificates, permits and other authorizations issued by all applicable federal, state, local or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such license, certificate, permit or other authorization would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(ee) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(ff) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(gg) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(hh) Except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus, or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order by any governmental body or agency for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries under any Environmental Laws.

(ii) Except as would not reasonably be expected to have a Material Adverse Effect, (i) no “prohibited transaction” as defined under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) and not exempt under Section 408 of ERISA and the regulations and published interpretations thereunder has occurred or is reasonably expected to occur (including upon the execution and delivery of this Agreement) with respect to any “employee benefit plan” (as defined in Section 3(3) ERISA, each an “Employee Benefit Plan”) maintained by the Company or its subsidiaries, (ii) the Company does not have any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to Company employees, (iii) each Employee Benefit Plan maintained by the Company or any of its ERISA Affiliates which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination or opinion letter from the Internal Revenue Service that such plan is so qualified, and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification, (iv) neither the Company nor any of its ERISA Affiliates maintains or is required to contribute to an employee welfare plan which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA) or as otherwise required by applicable law), (v) neither the Company nor any of its ERISA Affiliates has maintained, sponsored, contributed to or otherwise incurred any liability or obligation under any Employee Benefit Plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA, and neither the Company nor any of its ERISA Affiliates maintains or contributes to or has otherwise incurred any liability or obligation under any

“multiemployer plan” as defined in Section 3(37) of ERISA and (vi) none of the Company, any of its subsidiaries nor any of their Employee Benefit Plans is the subject of an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency relating to any Employee Benefit Plan or is the subject of any lawsuit, arbitration, mediation or other claim relating to any Employee Benefit Plan (other than claims for benefits submitted in the ordinary course). For the purpose of this paragraph, an ERISA Affiliate means any member of the Company’s controlled group as defined in Code Section 414(b), (c), (m) or (o).

(jj) The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).

(kk) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, any officer of the Manager, or any employee of Blackstone Inc. or any of its direct or indirect subsidiaries (including the Manager) (collectively, “Blackstone”), in each case acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates and Blackstone acting on behalf of the Company or any of its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The Company and its subsidiaries and, to the knowledge of the Company, its affiliates and Blackstone acting on behalf of the Company or any of its subsidiaries, have conducted their businesses in compliance with, to the extent applicable to the Company and its subsidiaries, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance therewith.

(ll) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, any officer of the Manager, or any employee of Blackstone, in each case acting on behalf of the Company or any of its subsidiaries (i) is currently subject to any Sanctions (as defined below), (ii) is, in the case of an entity, organized or located in, or in the case of an individual, residing in any country or territory to the extent that such country or territory itself is the subject of any Sanction (a “Designated Jurisdiction”), or (iii) is knowingly engaged in any transaction with any person who is the subject of Sanctions or who is, in the case of an entity, organized or located in, or in the case of an individual, residing in any Designated Jurisdiction. The Company will not knowingly directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute, provide or otherwise make available such proceeds, for the purpose of funding any activity or business in any Designated Jurisdiction or funding any activity or business of any entity organized or located in, or any individual residing in, any Designated Jurisdiction or any person who is the subject of any Sanctions, or in any other manner that will result in any violation by any person (including any Underwriter) of Sanctions. As used herein, “Sanction(s)” means any economic or trade sanction administered or enforced by the United States Government (including without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

(nn) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, executive officers, or stockholders of the Company on the other hand, which is required to be described in the Registration Statement, the Disclosure Package and the Final Prospectus and which is not so described.

(oo) Commencing with its taxable year ended December 31, 2003, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code and all applicable regulations under the Code, and its form of organization and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code and all applicable regulations under the Code. The Company presently intends to continue to qualify as a REIT under the Code and all applicable regulations under the Code for all subsequent years, and the Company, after reasonable inquiry and diligence, does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a REIT at any time. Each of the Company’s corporate subsidiaries that has elected, together with the Company, to be a taxable REIT subsidiary is in compliance with all requirements applicable to a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code and all applicable regulations under the Code, and the Company, after reasonable inquiry and diligence, is not aware of any fact that could negatively impact such qualification. Each of the Company’s corporate subsidiaries (or subsidiaries taxable as corporations for U.S. federal income tax purposes) that is not a “taxable REIT subsidiary” is a REIT or “qualified

REIT subsidiary” within the meaning of Section 856(i) of the Code and all applicable regulations under the Code. The entities listed on Schedule V hereto are wholly-owned subsidiaries of the Company that are “qualified REIT subsidiaries” within the meaning of Section 856(i) of the Code. The Company has no other “qualified REIT subsidiaries.” The entities listed on Schedule VI hereto are subsidiaries of the Company that are “taxable REIT subsidiaries” within the meaning of Section 856(l) of the Code. The Company has no other “taxable REIT subsidiaries.”

(pp) The Company and each of its subsidiaries (including any predecessor entities) have not distributed, and prior to the later of the Closing Date and the completion of the distribution of the Securities, will not distribute, any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the Preliminary Prospectus, the Final Prospectus or any other materials, if any, permitted by the Act.

(qq) The statistical and market-related data included in the Registration Statement, the Disclosure Package and the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(rr) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss) To enable the Underwriters to rely on Rule 5110(b)(7)(C)(i) of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Company represents that, as of the date of this Agreement, the Company (i) has a non-affiliate, public common equity float of at least $150 million or a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares; (ii) has been subject to the reporting requirements of Section 12 or 15(d) of the Exchange Act and has filed all material required to be filed pursuant to Sections 13, 14 or 15(d) of the Exchange Act for a period of at least 36 calendar months immediately preceding (A) the filing of the Registration Statement with the Commission and (B) the date of this Agreement; and (iii) has filed in a timely manner all reports required to be filed during the 12 calendar months and any portion of a month immediately preceding (A) the filing of the Registration Statement with the Commission and (B) the date of this Agreement.

(tt) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, (i) the Company and each of its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases used to process, store, maintain and operate date, information and functions (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and each of its subsidiaries as currently conducted, (ii) the Company and each of its subsidiaries, or the Manager on behalf of the Company and its subsidiaries, have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, (iii) to the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to such IT Systems, except for those that (a) have been remedied without material cost or liability or (b) did not result in a duty to notify any regulator, and (iv) to the Company’s knowledge, the Company and each of its subsidiaries are presently in material compliance with all applicable laws, statutes and regulations and any judgments, orders or rules of any court, arbitrator or regulatory authority having lawful jurisdiction over the Company or any of its subsidiaries, and any contractual obligations relating to the privacy and security of such IT Systems and Personal Data.

(ii) The Manager represents and warrants to each Underwriter and agrees with each Underwriter as set forth below in this Section 1(ii).

(a) The information regarding Blackstone and its affiliates (other than the Company) in the Registration Statement, the Disclosure Package and the Final Prospectus (such information, the “Manager Information”) is true and correct in all material respects. As of the date of this Agreement, the Manager has no plan or intention to materially alter its investment allocation policy with respect to the Company as described in the Registration Statement, the Disclosure Package and the Final Prospectus.

(b) The Manager (i) has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, (ii) has limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement and the Management Agreement, and (iii) is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction which requires such qualification, except in the cases of clauses (ii) and (iii) where the failure to have such power or authority or to be so qualified or to be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business prospects, earnings, business or properties of the Manager and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Manager Material Adverse Effect”).

(c) This Agreement has been duly authorized, executed and delivered by the Manager.

(d) The Management Agreement has been duly authorized, executed and delivered by the Manager. The Management Agreement constitutes a valid and binding agreement of the Manager enforceable against the Manager in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

(e) The Manager is not (i) in violation of its certificate of formation or its limited liability company agreement or (ii) in default in the performance or observance of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, except in the case of clause (ii) for any default which would not, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect; and the execution, delivery and performance of this Agreement by the Manager, the performance of the Management Agreement by the Manager and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the Disclosure Package and the Final Prospectus and compliance by the Manager with its obligations hereunder and thereunder does not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach or violation of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager pursuant to (i) the certificate of formation or limited liability company agreement of the Manager, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Manager is a party or is bound or to which any of its property or assets is subject, except as would not, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect and would not reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Manager or any of its properties, except as would not reasonably be expected to have a Manager Material Adverse Effect and would not reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(f) Except as set forth in or contemplated in the Registration Statement, the Disclosure Package or the Final Prospectus, (a) there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened, against or affecting the Manager that would, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect, or that would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement and the Management Agreement or the performance by the Manager of its obligations hereunder or thereunder; and (b) the aggregate of all pending legal or governmental proceedings to which the Manager is a party or of which any of its property or assets is the subject, including ordinary routine litigation incidental to the business, would not, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect.

(g) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Manager of its obligations hereunder, in connection with the offering or the consummation of the transactions contemplated by this Agreement and the Management Agreement, except such as have been obtained or made under or as may be required under the Act or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, Disclosure Package and the Final Prospectus.

(h) The Manager has not been notified that any of its executive officers plans to terminate his, her or their employment with his, her or their current employer, except where such termination would not reasonably be expected to have a Manager Material Adverse Effect. Neither the Manager nor any executive officer or key employee of the Manager, is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Registration Statement, the Disclosure Package and the Final Prospectus, except where such violation would not reasonably be expected to have a Manager Material Adverse Effect.

(i) The Manager operates a system of internal controls sufficient to provide reasonable assurances that (A) transactions that may be effectuated by it on behalf of the Company pursuant to its duties set forth in the Management Agreement will be executed in accordance with management’s general or specific authorization and (B) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization.

(j) Except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus, since its formation, there has not been any material adverse change in or affecting the business prospects, earnings, business or properties of the Manager or that could prevent the Manager from carrying out its obligations under this Agreement or the Management Agreement.

(k) The Manager has not taken, and will not take, directly or indirectly, any action designed to or that has constituted or that would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(l) The Manager has not distributed, and prior to the later of the Closing Date and the completion of the distribution of the Securities, will not distribute, any offering material in connection with the offering or sale of the Securities other than the Preliminary Prospectus, the Final Prospectus or any other materials, if any, permitted by the Act.

(m) The Manager is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Manager has filed a Form ADV with the Commission, and the Manager is not prohibited by the Advisers Act or the rules and regulations thereunder from performing its obligations under the Management Agreement as described in the Registration Statement, the Disclosure Package and the Final Prospectus.

(n) The Manager is not aware of and has not taken any action, directly or indirectly, that would result in a violation of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Manager has conducted its businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(o) The operations of the Manager are and have been conducted at all times in material compliance with the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Manager with respect to the Money Laundering Laws is pending or, to the knowledge of the Manager, threatened.

(iii) Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter. Any certificate signed by any officer of the Manager and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Manager, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the number of Underwritten Securities set forth opposite such Underwriter’s name in Schedule II hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Securities set forth in Schedule I hereto at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the second Business Day immediately preceding the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than two Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the second Business Day preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 1585 Broadway, New York, New York 10036, on the date specified by the Representatives (which shall be within two Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements.

(i) The Company agrees with the several Underwriters that (and as set forth in Section 5(i)(h), the Underwriters agree with the Company that):

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file or use any such proposed amendment or supplement to which you reasonably object; provided that the Company shall not be restricted from complying with its reporting obligations under the

Exchange Act. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed (without reliance on Rule 424(b)(8)) and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives in writing (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto, or of the initiation or threatening of any proceedings for any of such purposes, (v) if the Company becomes the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement, any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto, as the case may be, and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5(i), an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(d) The Company will give the Representatives notice of its intention to make any filings pursuant to the Exchange Act from the execution of this Agreement to the Closing Date and any settlement date and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be.

(e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Preliminary Prospectus, the Final Prospectus, each Issuer Free Writing Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(g) The Company will arrange, if necessary, for the qualification of the Securities for offering and sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to subject itself to taxation in respect of doing business in any jurisdiction in which it is not now so subject or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) The Company agrees that, unless it has obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Company will not, without the prior written consent of each of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock or shares of any class of capital stock of the Company or any securities convertible into, or exercisable, or exchangeable for, any of the foregoing; or publicly announce an intention to effect any such transaction, until 45 days after the date of the Final Prospectus, provided, however, that the Company may without the prior written consent of the Representatives (A) issue and sell the Securities to be sold hereunder, (B) issue and sell shares of Common Stock (or options to purchase shares of Common Stock) pursuant to its equity incentive plans described in the Disclosure Package (including, for the avoidance of doubt, the Company’s 2018 Stock Incentive Plan, 2018 Manager Incentive Plan, 2016 Stock Incentive Plan, 2016 Manager Incentive Plan, 2013 Stock Incentive Plan and 2013 Manager Incentive Plan) and file a registration statement or registration statements (or any amendment or supplement thereto) on Form S-8 (or any successor form) in connection with any of the foregoing, (C) issue shares of Common Stock to be issued upon the vesting of restricted stock units outstanding as of the date of this Agreement, (D) issue shares of Common Stock issuable upon the conversion of securities outstanding as of the date of this Agreement, (E) issue shares of Common Stock pursuant to the Company’s Dividend Reinvestment and Direct Stock Purchase Plan substantially as in effect on the date hereof, (F) issue and sell shares of Common Stock pursuant to the Company’s “at-the-market” program substantially as in effect on the date hereof, (G) issue shares of Common Stock to holders of Common Stock in lieu of cash dividend payments, (H) issue shares of Common Stock to the Manager as payment in lieu of cash payment of management and incentive fees owed by the Company to the Manager pursuant to the Management Agreement and (I) issue shares of Common Stock or securities convertible into or exchangeable for Common Stock in connection with mergers or acquisitions, joint ventures, commercial relationships or strategic transactions, provided that (x) the aggregate number of shares of Common Stock issued or issuable does not exceed 5% of the number of shares of Common Stock outstanding as of the date hereof and (y) the acquiree of any such Common Stock or securities convertible into or exercisable or exchangeable for Common Stock pursuant to this clause (I) enters into an agreement in the form of Exhibit A-1 hereto.

(j) The Company, during the period when the Final Prospectus is required to be delivered (or, but for the exception afforded by Rule 172, would be required to be delivered) under the Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(l) The Company agrees to pay or cause to be paid the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the preparation, printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Act and the Exchange Act and the listing of the Securities on the NYSE; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees) and the reasonable fees and expenses of counsel for the Underwriters related to FINRA matters not to exceed $10,000; (viii) the transportation and other reasonable expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities, provided that

50% of the cost of any aircraft chartered in connection with the road show shall be paid by the Underwriters (with the Company paying the remaining 50% of the cost); (ix) the fees and expenses of the Company’s and Blackstone’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and Blackstone; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(m) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Preliminary Prospectus and the Final Prospectus under the caption “Use of Proceeds.”

(n) The Company will use its reasonable best efforts to effect the listing of the Securities on the NYSE.

(o) The Company will use its reasonable best efforts to meet the requirements to qualify, for the taxable year ended December 31, 2020 and the taxable year ending December 31, 2021, as a REIT under the Code.

(ii) The Manager agrees with the several Underwriters that:

(a) The Manager will not take, directly or indirectly, any actions designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(b) During the period when a prospectus is required (or but for the exception afforded by Rule 172 would be required) to be delivered under the Act or the Exchange Act, it shall notify you and the Company of the occurrence of any material events regarding the Manager’s activities, affairs or condition, financial or otherwise, and the Manager will forthwith supply such information to the Company as shall be necessary in the opinion of counsel to the Company and the Underwriters for the Company to prepare any necessary amendment or supplement to the Final Prospectus so that, as so amended or supplemented, the Final Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Manager contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of any officer of the Company and the Manager made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Manager of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; the Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued under the Act, no order preventing or suspending the use of any Preliminary Prospectus or the Final Prospectus shall have been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened or contemplated.

(b) The Representatives shall have received (i) the opinion, dated as of the Closing Date, of Simpson Thacher & Bartlett LLP, counsel for the Company and the Manager, to the effect set forth in Exhibit B-1 hereto; (ii) the tax opinion, dated as of the Closing Date, of Simpson Thacher & Bartlett LLP, counsel for the Company and the Manager, to the effect set forth in Exhibit B-2 hereto; (iii) the negative assurance letter, dated as of the Closing Date, of Simpson Thacher & Bartlett LLP, counsel for the Company and the Manager, to the effect set forth in Exhibit B-3 hereto and (iv) the opinion, dated as of the Closing Date, of Venable LLP, special Maryland counsel for the Company, to the effect set forth in Exhibit B-4 hereto, each in form and substance reasonably satisfactory to the counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters.

(c) The Representatives shall have received from Paul Hastings LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering their opinion as aforesaid, Paul Hastings LLP may rely upon an opinion, dated as of the Closing Date, of Venable LLP, as to matters governed by Maryland law, or such other counsel satisfactory to the Representatives.

(d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the chief executive officer of the Company and the principal financial officer of the Company, on behalf of the Company to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(e) The Manager shall have furnished to the Representatives a certificate signed by the chief executive officer, president or a senior managing director of the Manager and the principal financial officer (or persons having equivalent functions) of the Manager, on behalf of the Manager to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that (i) the representations and warranties of the Manager in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and (ii) the Manager has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(f) At the Execution Time and at the Closing Date, the Representatives shall have received from Deloitte & Touche, LLP letters dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information relating to the Company and Blackstone and its affiliates included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus (including any supplement thereto at the date of the letter).

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(h) At the Execution Time and at the Closing Date, the Representatives shall have received a certificate signed by the Chief Financial Officer of the Company certifying as to the preparation, completeness and accuracy of certain financial and statistical data relating to the Company included or incorporated by reference in the Registration Statement, the Disclosure Package or the Final Prospectus.

(i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(j) FINRA, upon review, if any, of the terms of the public offering of the Securities, shall not have objected to such offering, such terms or the Underwriters’ participation in same.

(k) The Securities shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Representatives.

(l) Subsequent to the Execution Time, there shall not have been any downgrading of more than two credit rating levels (for the avoidance of doubt, the Company shall maintain a credit rating of at least B1 and B- from Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”), respectively) in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) under the Exchange Act) or any notice given of any intended or potential downgrading in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(m) Prior to the Execution Time, the Company shall have furnished to the Representatives a letter or letters, substantially in the form of Exhibit A-1 and A-2 hereto, signed by each of the parties identified on Schedule IV hereto (the “Lock-Up Agreements”). The Company will use its commercially reasonable efforts to enforce the terms of each Lock-Up Agreement.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions, letters and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Paul Hastings LLP, counsel for the Underwriters, at 200 Park Avenue, New York, New York 10166, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Manager to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Disclosure Package, the Final Prospectus, or any Issuer Free Writing Prospectus, or in any amendment or supplement to any of the foregoing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of the Company’s officers who signed the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the following statements set forth in the Preliminary Prospectus and the Final Prospectus under the heading “Underwriting”: (i) the names of the Underwriters and their respective participation in the sale of the Securities, (ii) the twelfth and thirteenth paragraphs (including, for the avoidance of doubt, information in bullet points) thereof related to stabilization, short positions and covering transactions and penalty bids and (iii) the fourteenth paragraph thereof related to online distribution of any Preliminary Prospectus and the Final Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by the previous sentence effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement unless such failure to reimburse the indemnified party is based on a dispute with a good faith basis as to either the obligation of the indemnifying party arising under this Section 8 to indemnify the indemnified party or the amount of such obligation and the indemnifying party shall have notified the indemnified party of such good faith dispute prior to the date of such settlement. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company as set forth on the cover page of the Final Prospectus, and benefits received by the Underwriters shall be deemed to be equal to the actual underwriting spread per share multiplied by the number of Securities sold pursuant to this Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or by the

Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; (iii) there shall have occurred any downgrading of more than two credit rating levels (for the avoidance of doubt, the Company shall maintain a credit rating of at least B1 and B- from Moody’s and S&P, respectively) in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) under the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package or the Final Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities, rights of contribution and other statements of the Company, the Manager or the officers of the Company or the Manager, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, the Manager or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to Legal Department, (ii) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 (facsimile: (646) 834-8133), Attention: Syndicate Registration, (iii) BofA Securities, Inc., One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730), (iv) Citigroup Global Markets Inc. General Counsel (facsimile: (646) 291-1469) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel, (v) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (facsimile: (212) 622-8358); Attention: Equity Syndicate Desk, and (vi) Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (facsimile: (212) 214-5918); with a copy to Paul Hastings LLP, Attention: Yariv Katz (facsimile: (212) 752-3849) and confirmed to it at Paul Hastings LLP, 200 Park Avenue, New York, New York 10166, Attention: Yariv Katz; or, if sent to the Company or the Manager, will be mailed, delivered or telefaxed to Blackstone Mortgage Trust, Inc., Attention: Douglas Armer (facsimile: (646) 253-8405) and confirmed to it at Blackstone Mortgage Trust, Inc., 345 Park Avenue, 24th Floor, New York, New York 10154, Attention: Douglas Armer, with a copy to Simpson Thacher & Bartlett LLP, Attention: Edgar J. Lewandowski (facsimile: (212) 455-2502) and confirmed to it at Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Attention: Edgar J. Lewandowski.

13. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 14, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, affiliates, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

16. No Fiduciary Duty. Each of the Company and the Manager hereby acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Manager on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Manager and (c) the engagement of the Underwriters by the Company in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Manager agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Manager on related or other matters). Each of the Company and the Manager agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Manager, in connection with such transaction or the process leading thereto.

17. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) by and among the Company, the Manager and the Underwriters, or any of them, with respect to the subject matter hereof.

18. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

19. Waiver of Jury Trial. Each of the Company and the Manager hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

21. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(i)(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“EDGAR” shall mean the Commission’s Electronic Data Gathering, Analysis and Retrieval System or any successor system.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective, as the case may be.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean 7:30 P.M. ET, New York City time, on September 9, 2021 or such other time as agreed by the Company, the Manager and the Representatives.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“subsidiary” shall mean each direct and indirect subsidiary of the Company, except as the context otherwise requires.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

[Signatures begin on the following page]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company, the Manager and the several Underwriters.

Very truly yours,

Blackstone Mortgage Trust, Inc.

By:	/s/ Leon Volchyok
Name: Leon Volchyok
Title: Chief Legal Officer and Secretary

BXMT Advisors L.L.C.

By:	/s/ Leon Volchyok
Name: Leon Volchyok
Title: Managing Director

[Signature Page to the Underwriting Agreement]

The foregoing Agreement is

hereby confirmed and accepted

as of the date first written above.

For themselves and as Representatives of the other several Underwriters, if any, listed on Schedule II hereto:

By:	Morgan Stanley & Co. LLC

By:	/s/ Michael Occi
Name: Michael Occi
Title: MD

[Signature Page to the Underwriting Agreement]

The foregoing Agreement is

hereby confirmed and accepted

as of the date first written above.

For themselves and as Representatives of the other several Underwriters, if any, listed on Schedule II hereto:

By:	Barclays Capital Inc.

By:	/s/ Victoria Hale
Name: Victoria Hale
Title: Authorized Signatory

[Signature Page to the Underwriting Agreement]

The foregoing Agreement is

hereby confirmed and accepted

as of the date first written above.

For themselves and as Representatives of the other several Underwriters, if any, listed on Schedule II hereto:

By:	BofA Securities, Inc.

By:	/s/ Chris Porter
Name: Chris Porter
Title: Managing Director

[Signature Page to the Underwriting Agreement]

The foregoing Agreement is

hereby confirmed and accepted

as of the date first written above.

For themselves and as Representatives of the other several Underwriters, if any, listed on Schedule II hereto:

By:	Citigroup Global Markets Inc.

By:	/s/ Jesse Taylor
Name: Jesse Taylor
Title: Vice President

[Signature Page to the Underwriting Agreement]

The foregoing Agreement is

hereby confirmed and accepted

as of the date first written above.

For themselves and as Representatives of the other several Underwriters, if any, listed on Schedule II hereto:

By:	J.P. Morgan Securities LLC

By:	/s/ Michael Rhodes
Name: Michael Rhodes
Title: Vice President

[Signature Page to the Underwriting Agreement]

The foregoing Agreement is

hereby confirmed and accepted

as of the date first written above.

For themselves and as Representatives of the other several Underwriters, if any, listed on Schedule II hereto:

By:	Wells Fargo Securities, LLC

By:	/s/ Andrew Wedderburn-Maxwell
Name: Andrew Wedderburn-Maxwell
Title: Managing Director

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated September 9, 2021

Representatives: Morgan Stanley & Co. LLC, Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC

Title, Purchase Price and Description of Securities:

Title: Class A Common Stock, par value $0.01 per share

Number of Underwritten Securities to be sold by the Company: 10,000,000

Number of Option Securities to be sold by the Company: 1,500,000

Price per Share to the Public (include accrued dividends, if any): variable

Price per Share to the Underwriters: $31.24

Purchase Price to the Underwriters – total: $312,400,000

Other provisions:

Closing Date, Time and Location: September 14, 2021 at 10:00 a.m. at Paul Hastings LLP, 200 Park Avenue, New York, New York 10166

Type of Offering: Non-Delayed

SCHEDULE II

Underwriters	Number of Underwritten Securities to be Purchased
Morgan Stanley & Co. LLC	1,666,667
Barclays Capital Inc. .	1,666,666
BofA Securities, Inc.	1,666,667
Citigroup Global Markets Inc.	1,666,667
J.P. Morgan Securities LLC	1,666,666
Wells Fargo Securities, LLC	1,666,667

Total	10,000,000

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

SCHEDULE IV

Directors, Officers and Stockholders Subject to Lock-Up:

Signatory	Lock-Up Form
Michael B. Nash	Exhibit A-1
Katharine A. Keenan	Exhibit A-1
Douglas N. Armer Anthony F. Marone, Jr.	Exhibit A-1 Exhibit A-1
Weston Tucker	Exhibit A-1
Leon Volchyok	Exhibit A-1
Robert Sitman	Exhibit A-1
Leonard W. Cotton	Exhibit A-1
Thomas E. Dobrowski	Exhibit A-1
Martin L. Edelman	Exhibit A-1
Henry N. Nassau	Exhibit A-1
Lynne B. Sagalyn	Exhibit A-1
Jonathan L. Pollack	Exhibit A-1
Nnenna Lynch	Exhibit A-1
Blackstone Holdings III L.P.	Exhibit A-2
BXMT Advisors L.L.C.	Exhibit A-2

SCHEDULE V

Qualified REIT subsidiaries:

345-40 Partners, LLC

42-16 Partners, LLC

Capital Trust RE CDO Depositor Corp.

Husky Finco, LLC

Parlex 1 Finance, LLC

Parlex 2 Finance, LLC

Parlex 2A Finco, LLC

Parlex 3 Finance, LLC

Parlex 3A Finco, LLC

Parlex 4 Finance, LLC

Parlex 5 Finco, LLC

Parlex 5 Ken Finco, LLC

Parlex 6 Finco, LLC

Parlex 7 Finco, LLC

Parlex 8 Finco, LLC

Parlex 9 Finco, LLC

Parlex 10 Finco, LLC

Parlex 10 Lux EUR Finco, S.a r.l. (f.k.a. Parlex 6 Lux Finco, S.a.r.l.)

Parlex 10 Lux EUR Pledgeco, S.a r.l. (f.k.a. 345-Lux Partners, S.a.r.l.)

Parlex 10 Lux GBP Finco, S.a r.l.

Parlex 10 Lux GBP Pledgeco, S.a r.l.

Parlex 11 Finco, LLC

Parlex 14 Finco, LLC

Parlex 15 Holdco, LLC

SCHEDULE VI

Taxable REIT subsidiaries:

Parlex 15 Lux EUR Pledgeco, S.a.r.l.

Victor Holdings I, LLC

BXMT 2020-FL2, Ltd.

[Form of Lock-Up Agreement]	EXHIBIT A-1

FORM OF LOCK-UP LETTER (DIRECTORS AND OFFICERS/MANAGER’S OFFICERS)

September __, 2021

Morgan Stanley & Co. LLC

Barclays Capital Inc.

BofA Securities, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Blackstone Mortgage Trust, Inc., a Maryland corporation (the “Company”), and each of you as representatives of a group of Underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Public Offering”) of class A common stock, par value $0.01 per share, of the Company (the “Common Stock”).

To induce the Underwriters to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of each of Morgan Stanley & Co. LLC, Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, it will not, during the period commencing on the date hereof and ending 45 days after the date of the final prospectus relating to the Public Offering (the “restricted period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, for the avoidance of doubt, any shares held by a controlled affiliate of the undersigned) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply (a) to transactions relating to shares of Common Stock or other securities acquired in open market transactions after the closing of the Public Offering, (b) to transfers as a bona fide gift or gifts, including as a result of the operation of law or estate or intestate succession, (c) in connection with the receipt of securities issued to the undersigned by the Company pursuant to long-term incentive plans existing on the date hereof, the withholding of any shares (“Withheld Shares”) by the Company in respect of tax liabilities with respect to such issuance or any deemed disposition or sale with respect to such Withheld Shares, (d) to transfers to any parent, grandparent, stepparent, mother-in-law, father-in-law, spouse, former spouse, sibling, sister-in-law, brother-in-law, son-in-law, daughter-in-law, child, stepchild, grandchild, niece or nephew of the undersigned, including adoptive relationships (each, a “Family Member”) or any dependent of the undersigned, (e) to transfers solely for estate planning purposes to any trust for the direct or indirect benefit of the undersigned or any Family Member or to any corporation, limited liability company, partnership or other entity beneficially owned, directly or indirectly, solely by such trusts, the undersigned or any Family Member, (f) to transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (b) through (e) above, (g) to transfers pursuant to an order of a court or regulatory agency or (h) to dispositions of shares of Common Stock to satisfy tax withholding obligations (including with respect of estimated taxes) in connection with the vesting of restricted stock awards; provided, however, that in the case of any transactions relating to shares of Common Stock or other securities acquired in open market transactions after the closing of the Public Offering pursuant to clause (a) hereunder, no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (“Section 16”), reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the restricted period; provided, further, that in the case of any transfer pursuant to clauses (b) through (f) hereunder (i) the donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein and (ii) no filing under Section 16 reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the restricted period. In addition, the undersigned agrees that, without the prior written consent of each of Morgan Stanley & Co. LLC, Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, it will not, during the restricted period, make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock unless such transfer is in compliance with the foregoing.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. This Lock-up Agreement shall automatically terminate on September 30, 2021 if the Public Offering has not been consummated by that date or the Underwriting Agreement (other than the provisions thereof that survive termination) is terminated.

The restrictions described in this Lock-up Agreement shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, provided that no transfers occur under such plan during the restricted period and no public announcement or filing shall be required or voluntarily made by any person in connection therewith.

This Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

Yours very truly,

[Signature of officer/director]

Name:
Title:
Address:

[Form of Lock-Up Agreement]	EXHIBIT A-2

FORM OF LOCK-UP LETTER

(BLACKSTONE HOLDINGS III L.P./BXMT ADVISORS L.L.C.)

September __, 2021

Morgan Stanley & Co. LLC

Barclays Capital Inc.

BofA Securities, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Blackstone Mortgage Trust, Inc., a Maryland corporation (the “Company”), and each of you as representatives of a group of Underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Public Offering”) of class A common stock, par value $0.01 per share, of the Company (the “Common Stock”).

To induce the Underwriters to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of each of Morgan Stanley & Co. LLC, Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, it will not, during the period commencing on the date hereof and ending 45 days after the date of the final prospectus relating to the Public Offering (the “restricted period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, for the avoidance of doubt, any shares held by a controlled affiliate of the undersigned) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply (a) to transactions relating to shares of Common Stock or other securities acquired in open market transactions after the closing of the Public Offering, (b) to transfers as a bona fide gift or gifts, including as a result of the operation of law or estate or intestate succession, (c) to transfers to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, (d) to transfers as a distribution to limited partners, members or stockholders of the undersigned, (e) to transfers to any parent, grandparent, stepparent, mother-in-law, father-in-law, spouse, former spouse, sibling, sister-in-law, brother-in-law, son-in-law, daughter-in-law, child, stepchild, grandchild, niece or nephew of the undersigned, including adoptive relationships (each, a “Family Member”) or any dependent of the undersigned, (f) to transfers solely for estate planning purposes to any trust for the direct or indirect benefit of the undersigned or any Family Member or to any corporation, limited liability company, partnership or other entity beneficially owned, directly or indirectly, solely by such trusts, the undersigned or any Family Member, (g) to transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (b) through (f) above or (h) to transfers pursuant to an order of a court or regulatory agency; provided, however, that in the case of any transactions relating to shares of Common Stock or other securities acquired in open market transactions after the closing of the Public Offering pursuant to clause (a) hereunder, no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (“Section 16”), reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the restricted period; provided, further, that in the case of any transfer pursuant to clauses (b) through (g) hereunder (i) the donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein and (ii) no filing under Section 16 reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the restricted period.

In addition, the undersigned agrees that, without the prior written consent of each of Morgan Stanley & Co. LLC, Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, it will not, during the restricted period, make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock unless such transfer is in compliance with the foregoing.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. This Lock-up Agreement shall automatically terminate on September 30, 2021 if the Public Offering has not been consummated by that date or the Underwriting Agreement (other than the provisions thereof that survive termination) is terminated.

The restrictions described in this Lock-up Agreement shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, provided that no transfers occur under such plan during the restricted period and no public announcement or filing shall be required or voluntarily made by any person in connection therewith.

This Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

Yours very truly,

[Signature]

Name:
Title:
Address: